SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

JOHN WILEY & SONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.

(3) Filing Party:

(4) Date Filed:

* Set forth the amount on which the filing fees is calculated and state how it was determined.

111 River Street Hoboken, NJ 07030-5774 (201) 748-6000

Peter Booth Wiley Chairman of the Board

August 5, 2005

TO OUR SHAREHOLDERS:

       We cordially invite you to attend the 2005 Annual Meeting of Shareholders to be held on Thursday, September 15, 2005 at 9:30 A.M., at the Company's headquarters, 111 River Street, Hoboken, New Jersey. The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B Shareholders are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement.

       The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company's affairs, and encourages those entitled to vote at this Annual Meeting to take the time to do so. We hope you will attend the meeting, but whether or not you expect to be personally present, please vote your shares, either by signing, dating and promptly returning the enclosed proxy card (or, if you own two classes of shares, both proxy cards) in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the meeting. Even though you execute this proxy, vote by telephone or via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet) or by voting in person at the Annual Meeting. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

       Your vote is important to us, and we appreciate your prompt attention to this matter.

Sincerely,
Chairman of the Board

111 River Street Hoboken, NJ 07030-5774 (201) 748-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 15, 2005

To our Shareholders:

       The Annual Meeting of Shareholders of John Wiley & Sons, Inc. (the “Company”) will be held at the Company's headquarters, 111 River Street, Hoboken, New Jersey, on Thursday, September 15, 2005 at 9:30 A.M., for the following purposes:

       1. To elect a board of nine (9) directors, of whom three (3) are to be elected by the holders of Class A Common Stock voting as a class and six (6) are to be elected by the holders of Class B Common Stock voting as a class.

       2. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the fiscal year ending April 30, 2006.

       3. To transact such other business as may properly come before the meeting or any adjournments thereof.

       Shareholders of record at the close of business on July 19, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

       Please vote by proxy in one of these ways:

•	Use the toll-free telephone number shown on your proxy card or voting instructions form (if you receive proxy materials from a broker or bank);

•	Visit the Internet website at www.proxyvotenow.com/jws; or

•	Sign, date and promptly return your proxy card in the postage-prepaid envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS JOSEPHINE BACCHI Secretary

August 5, 2005
Hoboken, New Jersey

       Your vote is important to us. Whether or not you plan to be present at the Annual Meeting, please vote your proxy either via the Internet, by telephone, or by mail. Signing and returning the proxy card, voting via the Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting.

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders to be held on September 15, 2005 at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock, together with the Company's Annual Report to Shareholders for the fiscal year ended April 30, 2005 (“fiscal 2005”), are first being sent or given to shareholders on August 5, 2005.

       The executive offices of the Company are at 111 River Street, Hoboken, New Jersey 07030-5774.

       TABLE OF CONTENTS

Voting Securities, Record Date, Principal Holders, page 1
Corporate Governance Principles, page 3
Certain Information Concerning the Board, page 6
Election of Directors, page 8
Section 16(a) Beneficial Ownership Reporting Compliance, page 12
Executive Compensation, page 12
Performance Graph, page 15
Report of the Audit Committee, page 20
Ratification of the Appointment of Independent Public Accountants, page 22
Manner and Expenses of Solicitation, page 22
Electronic Delivery of Materials, page 23
Deadline for Submission of Shareholder Proposals, page 23
Other Matters, page 23
Audit Committee Charter, Exhibit A

I. Voting Securities—
   Record Date—
   Principal Holders

       Only shareholders of record at the close of business on July 19, 2005 are entitled to vote at the Annual Meeting of Shareholders on the matters that may come before the Annual Meeting.

       At the close of business on July 19, 2005, there were 48,624,903 shares of Class A Common Stock, par value $1.00 per share (the “Class A Stock”), and 10,722,563 shares of Class B Common Stock, par value $1.00 per share (the “Class B Stock”), issued and outstanding and entitled to vote.

       The holders of Class A Stock, voting as a class, are entitled to elect three (3) directors, and the holders of Class B Stock, voting as a class, are entitled to elect six (6) directors. Each outstanding share of Class A and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. The presence in person or by proxy of a majority of the outstanding shares of Class A or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. All elections shall be determined by a plurality of the class of shares voting thereon. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

       The holders of the Class A and Class B Stock vote together as a single class on all other business that properly comes before the Annual Meeting, with each outstanding share of Class A Stock entitled to one-tenth (1/10) of one vote and each outstanding share of Class B Stock entitled to one vote.

       Proposal 2 requires approval by a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in determining the votes cast, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

       If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the ratification of KPMG LLP as our independent auditor even if the broker does not receive voting instructions from you.

       The following table and footnotes set forth, at the close of business on July 19, 2005, information concerning each person owning of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A or Class B Stock. The table below was prepared from the records of the Company and from information furnished to it. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described above.

Name and Address	Class of Stock	Common Stock Owned Beneficially	Percent of Class		Percent of Total Voting Power

E.P. Hamilton Trusts, LLC 965 Mission Street San Francisco, CA(1)	A B	462,338 8,125,536	1.0 75.8	% %	0.3 52.1	% %
Deborah E. Wiley 111 River Street Hoboken, NJ(2)(3)(4)	A B	1,253,976 38,820	2.6 0.4	% %	0.8 0.2	% %
Peter Booth Wiley 111 River Street Hoboken, NJ(2)(3)(5)	A B	1,224,630 12,240	2.5 0.1	% %	0.8 0.1	% %
Bradford Wiley II 111 River Street Hoboken, NJ(2)(3)	A B	1,198,696 12,240	2.5 0.1	% %	0.8 0.1	% %
Private Capital Management Naples, Fl Investment Manager(7)	A	8,902,377	18.3%		5.7%
The Bass Management Trust and Certain Other Persons and Entities 201 Main Street Fort Worth, TX(6)	A	3,954,018	8.1%		2.5%
Pioneer Investment Management, Inc. Boston, MA Investment Manager(7)	A	3,906,806	8.0%		2.5%
United States Trust Corporation New York, NY Investment Manager(7)	A	3,017,304	6.2%		2.0%

(1)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as members of the E.P. Hamilton Trusts, LLC established for the purpose of investing in, owning and managing securities of John Wiley & Sons, Inc., share investment and voting power.
(2)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as general partners of a limited partnership, share voting and investment power with respect to 301,645 shares of Class A Stock. For purpose of this table, each is shown as the owner of one-third of such shares.

(3)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of such shares.
(4)	Includes 540 shares of Class A Stock and 8,660 shares of Class B Stock of which Deborah E. Wiley is custodian for minor children.
(5)	Includes 2,948 shares of Class A Stock which Peter Booth Wiley has the right to acquire under an option granted under the 1990 Director Stock Plan, as Amended and Restated as of June 22, 2001.
(6)	Based on filings with the Securities and Exchange Commission pursuant to Regulation 13D of the Securities Exchange Act of 1934, includes The Bass Management Trust, Perry R. Bass, Nancy L. Bass, Lee M. Bass, and certain other persons.
(7)	Based on filings with the Securities and Exchange Commission, including filings pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, and other information deemed reliable by the Company.

II. Corporate
    Governance
    Principles

       To promote the best corporate governance practices, the Company adheres to the Corporate Governance Principles (“Principles”) set forth below, many of which have been in effect for more than a decade. The Board of Directors (the “Board”) and management believe that these Principles, which are consistent with the requirements of the Securities and Exchange Commission and the New York Stock Exchange, are in the best interests of the Company, its shareholders and other stakeholders, including employees, authors, customers and suppliers. The Board is responsible for ensuring that the Company has a management team capable of representing these interests and of achieving superior business performance.

1. Primary Duties

       The Board, which is elected annually by the shareholders, exercises oversight and has final authority and responsibility with respect to the Company's affairs, except with respect to those matters reserved to shareholders. All major decisions are considered by the Board as a whole.

       The Board elects the Chief Executive Officer (“CEO”) and other corporate officers, acts as an advisor to and resource for management, and monitors management's performance.

       The Board plans for the succession of the CEO. The Compensation Committee annually evaluates the CEO's performance, approves the CEO's compensation, and informs the Board of its decisions. The Board also oversees the succession process for certain other management positions, and the CEO reviews with the Board annually his assessment of key management incumbents and their professional growth and development plans. The Board also:

a)	reviews the Company's business and strategic plans and actual operating performance;
b)	reviews and approves the Company's financial objectives, investment plans and programs; and
c)	provides oversight of internal and external audit processes and financial reporting.

2. Director Independence

       The Board has long held that it is in the best interests of the Company for the Board to consist of a substantial majority of independent Directors. The Board annually determines that a Director is independent if he or she has no material relationship, either directly or indirectly, with the Company, defined as follows:

a)	The Director is not and has not been employed in an executive capacity by the Company or its subsidiaries within the three years immediately prior to the annual meeting at which the nominees of the Board will be voted upon.

b)	The Director is not a significant advisor or consultant to the Company (including its subsidiaries); does not have direct, sole responsibility for business between the Company and a material supplier or customer; and does not have a significant personal services contract with the Company.
c)	The Director is not an executive officer, an employee, and does not have an immediate family member who is an executive officer or employee, of an organization that makes payments to, or receives payments from, the Company in an amount that, in any single fiscal year, exceeds 2% of such other organization's consolidated gross revenues.
d)	The Director is not, and has not been within the past three years, employed by or affiliated with a firm that provided independent audit services to the Company; the Director is not, and does not have an immediate family member who is a current partner of the firm that is the Company's external auditor; and the Director or an immediate family member was not within the past three years a partner or employee of the Company's external audit firm and personally worked on the Company's audit within that time.
e)	The Director does not have an immediate family member who is a current employee of the Company's external audit firm and who participates in that firm's audit, assurance or tax compliance practice.
f)	The Director is not, and has not been in the past three years, part of an interlocking directorship involving compensation committees; and
g)	The Director is not a member of the immediate family of Peter Booth Wiley, Bradford Wiley II and Deborah E. Wiley, or management, as listed in the Company's proxy statement.

       When determining the independence of a Director, the ownership of, or beneficial interest in, a significant amount of stock, by itself, is not considered a factor.

3. Composition of the Board

       Under the Company's By-Laws, the Board has the authority to determine the appropriate number of directors to be elected so as to enable it to function effectively and efficiently. Currently, a ten-member Board is considered to be appropriate, though size may vary. The Governance Committee makes recommendations to the Board concerning the appropriate size of the Board, as well as selection criteria for candidates. Each candidate is selected based on background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. In addition to the individual candidate's background, experience and expertise, the manner in which each board member's qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account. The Governance Committee nominates a candidate, and the Board votes on his or her candidacy. The shareholders vote annually for the entire slate of Directors.

4. Director Eligibility

       Directors shall limit the number of other board memberships (excluding non-profits) in order to insure adequate attention to Wiley business. Directors shall advise the Chairman of the Board and the Chairman of the Governance Committee in advance of accepting an invitation to serve on a new board. Whenever there is a substantial change in the Director's principal occupation, a Director shall tender his or her resignation and shall immediately inform the Board of any potential conflict of interest. The Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation or the potential conflict of interest.

       The Board has established a retirement age of 70 for its Directors. The Board may in its discretion nominate for election a person who has attained age 70 if it believes that under the circumstances it is in the Company's best interests.

5. Board and Management Communication

       The Board has access to all members of management and external advisors. As appropriate, the Board may retain independent advisors.

       The CEO shall establish and maintain effective communications with the Company's stakeholder groups. The Board schedules regular executive sessions at the end of each meeting. Non-management directors meet at regularly scheduled sessions without management. The Chairman of the Board presides at these sessions. In addition, the independent directors meet at least once each year in an executive session presided over by the Chairman of the Governance Committee.

       Employees and other interested parties may contact the non-management directors via email at: non-managementdirectors@wiley.com, or by mail addressed to Non-Management Directors, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, NJ 07030-5774.

6. Board Orientation and Evaluation

       The Board annually conducts a self-evaluation to determine whether the Board as a whole and its individual members, including the Chairman, are performing effectively.

       The Board sponsors an orientation process for new Directors, which includes background materials on governance, law, board principles, financial and business history and meetings with members of management. The Board also encourages all of its Directors to take advantage of educational programs to improve their effectiveness.

7. Director Compensation

       The Governance Committee periodically reviews and recommends to the Board its members' annual retainer, which is composed of cash and restricted stock grants for all non-employee Directors. In determining the appropriate amount and form of director compensation, the Board regularly evaluates current trends and compensation surveys, as well as the amount of time devoted to Board and committee meetings. As a long-standing Board principle, non-employee Directors receive no compensation from the Company other than for their service as Board members and reimbursement for expenses incurred in connection with attendance at meetings.

       Share ownership by each Director is encouraged. To this end, each Director is expected to own, at a date no later than three years after election to the Board, shares of common stock valued at not less than three times that Director's annual cash compensation to which the Director is entitled for Board service. Furthermore, non-employee Directors are encouraged to take their cash compensation in the form of Company shares.

8. Board Practices and Procedures

       The Chairman of the Board and the CEO jointly set the agenda for each Board meeting. Agenda items that fall within the scope and responsibilities of Board committees are reviewed with the chairs of the committees. Any Board member may request that an item be added to the agenda.

       Board materials are provided to Board members sufficiently in advance of meetings to allow Directors to prepare for discussion at the meeting.

       Various managers regularly attend portions of Board and committee meetings in order to participate in and contribute to relevant discussions.

9. Board Committees

       The Board has established four standing committees: Executive, Audit, Compensation, and Governance. The Governance Committee recommends to the Board the members and chairs for each of these committees. The Audit Committee and the Compensation Committee are composed of independent Directors only. The Audit Committee has the sole responsibility for retention and dismissal of the Company's independent auditors. The Governance Committee is composed of independent directors and a member of the Wiley family, as permitted under the New York Stock Exchange's rules applicable to “controlled companies.” The Board believes that the family's participation in the Committee will result in a collaborative process to promote the highest standards in the recruitment of new directors and in governance generally.

       The Governance Committee recommends to the Board the members and chairs for each of the committees. The chair and membership assignments for all committees are reviewed regularly and rotated as appropriate. The chairs of the committees determine the frequency, length and agenda of meetings for each committee meeting. As in the case of the Board, materials are provided in advance of meetings to allow members to prepare for discussion at the meeting.

       The scope and responsibilities of each committee are detailed in the committee charters, which are approved by the Board. Each committee annually reviews its charter, and the Governance Committee and the Board review all charters from time to time.

       With the permission of the chairman of the committee, any Board member may attend a meeting of any committee.

10. Periodic Review

       The Governance Committee and the Board review these Principles annually.

       These Principles stated above, Committee Charters, the Business Conduct and Ethics Policy and the Code of Ethics for Senior Financial Officers are published on our web site at www.wiley.com, under the “About Wiley—Investor Relations—Corporate Governance” captions. Copies are also available free of charge to shareholders on request to: Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Hoboken, NJ 07030-5774.

III. Certain
      Information
      Concerning
      the Board

       The Board is currently composed of ten members. Two directors, Bradford Wiley II and Peter Booth Wiley, are brothers. The Board has determined that all of our directors, except William J. Pesce, Bradford Wiley II and Peter Booth Wiley, meet the independence guidelines the Board set forth in our Corporate Governance Principles, as noted above.

       The Company does not have a policy that requires the attendance of all directors at the Annual Meetings, but it has been long-standing practice for directors to attend. Nine of our ten directors attended the 2004 Annual Meeting.

       The Board met five times during fiscal 2005 and acted twice by Written Consent. Board committees met a total of twenty-two times during fiscal 2005. All incumbent directors attended at least 78% of the aggregate number of meetings of the Board and of the committees on which such director sat with seven of our directors attending 100% of these meetings. Below is information regarding the current standing committees of the Board.

       Executive Committee. The Executive Committee currently consists of Mr. Marion as Chairman, and Messrs. McKinnell and Pesce. It exercises the powers of the Board as appropriate in any case where immediate action is required and the matter is such that an emergency meeting of the full Board is not deemed necessary or possible. The Committee did not meet during fiscal 2005.

       Audit Committee. The Audit Committee currently consists of Mr. Franklin as Chairman, and Messrs. Marion and Plummer. It assists the Board in fulfilling its fiduciary responsibilities relating to the Company's financial statements filed with the Securities and Exchange Commission, accounting policies, and the adequacy of disclosures, internal controls and reporting practices of the Company and its subsidiaries; evaluates, retains, compensates and, if appropriate, terminates the services of the independent public accounting firm which is to be engaged to audit the Company's financial statements, including reviewing and discussing with such firm their independence and whether providing any permitted non-audit services is compatible with their independence; maintains financial oversight of the Company's employees' retirement and other benefit plans; and makes recommendations to the Board with respect to such matters. The Committee holds discussions with management prior to the release of quarterly earnings, and also reviews quarterly results prior to filings.

       The Board has determined that all members of the Committee are Audit Committee “financial experts,” as defined under the rules of the Securities and Exchange Commission. All members of the Committee are independent under the rules of the New York Stock Exchange, currently applicable to the Company. The Committee met nine times during fiscal 2005.

       Compensation Committee. The Compensation Committee currently consists of Dr. McKinnell as Chairman, and Messrs. Kissner and Plummer. It evaluates the performance of the CEO and reports its recommendations to the Board; reviews and approves the principles and policies for compensation and benefit programs company-wide, and monitors the implementation and administration of such programs; oversees compliance with governmental regulations and accounting standards with respect to employee compensation and benefit programs; monitors executive development practices in order to insure succession alternatives for the organization; and grants options and makes awards under the 2004 Key Employee Stock Plan. All members of the Committee are independent under the rules of the New York Stock Exchange, currently applicable to the Company. The Committee met four times during fiscal 2005.

       Governance Committee. The Governance Committee currently consists of Dr. Baker as Chairman, and Messrs. Franklin, Marion, B. Wiley II and Ms. Jones. As stated in our Corporate Governance Principles on page 3, the Board has elected to take an exemption to the independence requirements for Governance Committee membership, as permitted under the New York Stock Exchange's rules applicable to “controlled companies.” The Board believes that participation in this Committee by a member of the Wiley family will result in a collaborative process to promote the highest standards in the recruitment of new directors and in governance generally. The Committee assists the Board in the selection of Board members by identifying appropriate general qualifications and criteria for directors as well as qualified candidates for election to the Board; assists the Chairman of the Board in proposing committee assignments; assists the Board in evaluating, maintaining and improving its own effectiveness; evaluates director compensation and benefits; and makes recommendations to the Board regarding corporate governance policies. The Committee met nine times during fiscal 2005.

       Additional Information About the Governance Committee. The Board selects new candidates based on a recommendation of the Governance Committee. The Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Principles. The Committee considers a candidate's background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. The manner in which each Board member's qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account.

       The Committee has retained a search firm, at the expense of the Company, to identify potential director candidates. The search firm provides background material on potential candidates, and provides guidance pertaining to the particular experience, skills and other characteristics that the Board is seeking. The search firm conducts initial interviews with potential candidates, and candidates who merit further consideration are then interviewed by members of the Committee, other directors and key senior management personnel. The Governance Committee considers the results of these interviews when making its recommendations to the Board.

       Shareholders who wish to recommend a director candidate to the Governance Committee should follow the procedures set forth under “Deadline for Submission of Shareholder Proposals” on page 23 of this proxy statement. The recommendation should include the candidate's name, biographical data, and a description of his or her qualifications.

Directors'
Compensation

       Our non-employee directors currently receive an annual retainer of $40,000 and committee chairmen, except the chairman of the Executive Committee, receive an additional annual retainer of $4,000. No fees are paid for attendance at meetings. No non-employee director receives any other compensation from the Company, except for reimbursement of expenses incurred for attendance at Board meetings. Directors who are employees do not receive an annual retainer for Board or committee service.

       Under the terms of the 1990 Director Stock Plan, as Amended and Restated as of June 22, 2001 (the “1990 Plan”), in fiscal 2005 non-employee directors received a total of 4,498 Class A shares at the market value of $27.01 per share, the closing price of the shares on September 15, 2004. The amount of the individual stock awards was equal in value to 50 percent of the total cash compensation, excluding expense reimbursements, received by each non-employee director for the period from the 2003 to the 2004 Annual Meeting.

       On September 15, 2004, the shareholders approved the Director Stock Plan (the “Director Plan”), and no further shares will be issued under the 1990 Plan. On September 15, 2005, non-employee directors will receive an annual award of shares of Class A Stock equal in value to 100 percent of their total cash compensation, excluding expense reimbursements, since the last annual meeting. Shares issued under the Director Plan may not be transferred or sold during the period the non-employee director remains a director.

       Non-employee directors are also eligible to participate in the Company's Deferred Compensation Plan for Directors' Fees (the “Deferred Plan”). The purpose of the Deferred Plan is to provide eligible directors with flexibility in their tax planning. Five directors currently participate.

Insurance with
Respect to
Indemnification
of Directors
and Officers

       The By-Laws of the Company provide for indemnification of directors and officers in connection with claims arising from service to the Company to the extent permitted under the York State Business Corporation Law. The Company carries insurance in the amount of $20,000,000 with Chubb Insurance Company and the National Union Insurance Company at an annual premium of $330,000. The current policy expires on November 14, 2005.

Transactions
with Directors'
Companies

       In the ordinary course of business, John Wiley & Sons and its subsidiaries may have transactions with companies and organizations whose executive officers are also Wiley directors. None of these transactions in fiscal 2005 exceeded the threshold for disclosure under our Corporate Governance Guidelines, which is 2% of the gross revenues of either Wiley or the other organization.

IV. Election of
Directors

       Nine (9) directors are to be elected to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors. Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card, or follow the directions given by the telephone voting service or the Internet voting site. THE HOLDERS OF CLASS A STOCK ARE ENTITLED TO ELECT 30% OF THE ENTIRE BOARD. AS A CONSEQUENCE, THREE (3) DIRECTORS WILL BE ELECTED BY THE HOLDERS OF CLASS A STOCK. THE HOLDERS OF CLASS B STOCK ARE ENTITLED TO ELECT SIX (6) DIRECTORS.

       All the nominees are currently directors of the Company, and were elected to their present terms of office at the Annual Meeting of Shareholders held in September 2004, except for Raymond W. McDaniel, Jr., who has been nominated by the Board as a Class A director. Except as otherwise indicated below, all of the nominees have been engaged in their present principal occupations or in executive capacities with the same employers for more than the past five years. Larry Franklin, a director since 1994, is retiring from the Board, and Henry A. McKinnell, a director since 1996, has chosen not to stand for reelection.

       Peter Booth Wiley, William J. Pesce and Josephine Bacchi have agreed to represent shareholders submitting proper proxies by mail, via the Internet, or by telephone, and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards, by telephone or via the Internet. Although the Board has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named above may vote for another person at their discretion.

Directors to be Elected by Class A Shareholders

Kim Jones, a director since 2004, has been Vice President of Global Education and Research Line of Business, Sun Microsystems, Inc., since 1998. Prior to that she was Director of International Sales Development of Sun Microsystems from 1991 to 1998, and Director of Sales, Telco, Government, Education and Finance Lines of Business of Sun from 1987 to 1991. She is a member of Western Governors University Board of Trustees, a member of the Board of Directors of The Jason Foundation for Education, and a member of the World Bank Institute Advisory Council. Age 48.

John L. Marion, Jr., a director since 1999, has been a general partner of Hendrie Investments LLC, an investment consulting company. Prior to that he was an investment advisor with McVeigh & Co., and has been associated with various members of the Bass family of Fort Worth, Texas since 1990. Age 44.

Raymond W. McDaniel, Jr., a first-time nominee for director, has been Chairman and Chief Executive Officer of Moody's Corporation since April 2005. He previously served as Chief Operating Officer of Moody's from January 2004; President of Moody's from October 2004; and President of Moody's Investors Service since 2001. In prior assignments with Moody's, he served as Senior Managing Director for Global Ratings & Research; Managing Director for International; and Director of Moody's Europe, based in London. He has been a member of Moody's Corporation Board of Directors since 2003. Age 47.
Directors to be Elected by Class B Shareholders

Warren J. Baker, a director since 1993, has been President of California Polytechnic State University since 1979 and was a Member of the National Science Board from 1985 to 1994. He was a Regent of the American Architectural Foundation from 1995 to 1998, and was Chairman of the Board of Directors of the ASCE Civil Engineering Research Foundation from 1989 to 1991. He is a Fellow of the American Society of Civil Engineers; a Member of the Board of Directors of the California Council on Science and Technology; Co-Chair of the California Joint Policy Council on Agriculture and Higher Education; Board member of the National Association of State Universities and Land Grant Colleges (NASULGC); Chair of the NASULGC Commission on Information Technologies; Member of the Business-Higher Education Forum; Board Member of the Society of Manufacturing Engineers Education Foundation from 2003 to 2005; and Director of Westport Innovations, Inc. Age 67.

Matthew S. Kissner, a director since 2003, is founder, President and Chief Executive Officer of The Kissner Group, an investment and management firm established in 2005 focusing on the information infrastructure of the US healthcare industry. He is an Operating Partner of Advent International, a private equity company and sits on the board of one of its private portfolio companies. Prior to that he was Executive Vice President and Group President, Global Enterprise Solutions, Pitney Bowes, Inc., from 2004 to 2005; Executive Vice President and Group President of Information Based Solutions and Document Messaging Technologies from 2001 to 2004; and President, Small Business Solutions and Pitney Bowes Financial Services from 1999 to 2001. He is a member of the Regional Plan Association and Connecticut Special Olympics. Age 51.

William J. Pesce has been our President and Chief Executive Officer and a director since May 1, 1998. He was previously Chief Operating Officer since May 1997; Executive Vice President, Educational and International Group since February 1996; and Vice President, Educational Publishing since September 1989. He is a Member of the Board of Overseers of The Stern School of Business at New York University; the Board of Trustees of William Paterson University; the Board of Directors of the Association of American Publishers; and is on the Executive Committee of the Business-Higher Education Forum. Age 54.

William B. Plummer, a director since 2003, has been Vice President & Treasurer of Alcoa, Inc. since 2000. Prior to that he was with Mead Corporation as President, Gilbert Paper Division during 2000; Vice President, Corporate Strategy and Planning from 1998 to 2000; Treasurer from 1997 to 1998; and Vice President, Equity Capital Group, General Electric Capital Corporation from 1995 to 1997. Age 46.

Bradford Wiley II, a director since 1979, was our Chairman of the Board from January 1993 until September 2002, and was an editor in Higher Education from 1989 to 1998. He was previously a newspaper journalist, viticulturist and winery manager. Age 64.

Peter Booth Wiley, a director since 1984, has been our Chairman of the Board since September 2002. He is an author and journalist, and a Member of the Board of the University of California Press. Age 62.

Beneficial
Ownership of
Directors and
Management

       The table below shows the number of shares of the Company's Class A and Class B Stock beneficially owned by the current directors, and the executive officers named in the Summary Compensation Table on page 15 and all directors and executive officers of the Company as a group as of July 19, 2005. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described on page 1.

	Shares of Class A and Class B Stock Beneficially Owned(1)		Additional Shares Beneficially Owned(2)		Totals		Percent of Class(1)	Percent of Total Voting Power	Deferred Stock Units(3)

Warren J. Baker	A	8,201	A	4,955	A	13,156	—	—	7,899.26
	B	—			B	—	—	—
Ellis E. Cousens(4)	A	59,866		57,500	A	117,366	0.2%	—
	B	—			B	—	—	—
Larry Franklin	A	19,490	A	5,510	A	25,000	—	—	9,397.72
	B	—			B	—	—	—
John H. Jarvis(4)	A	38,079	A	17,500	A	55,579	0.1%	—
	B	—			B	—	—	—
Kim Jones	A	—			A	—	—	—
	B	—			B	—	—	—
Stephen A. Kippur(4)	A	241,724	A	149,700	A	391,424	0.8%	—
	B	—			B	—	—	—
Matthew S. Kissner	A	—	A	—	A	—	—	—	3,012.72
	B	—	A	—	B	—	—	—
John L. Marion, Jr.	A	13,800	A	4,955	A	18,755	—	—	9,307.87
	B	—			B	—	—	—
Henry A. McKinnell	A	16,216	A	5,602	A	21,818	—	—	10,902.82
	B	—			B	—	—	—
William J. Pesce(4)	A	489,133	A	948,332	A	1,477,465	3.0%	1.0%
	B	—			B	—	—	—
William B. Plummer	A	—	A	—	A	—	—	—	3,012.76
	B	—			B	—	—	—
Eric A. Swanson(4)	A	99,280	A	146,772	A	283,460	0.6%	—
	B	3,200			B	3,200	—	—
Bradford Wiley II(5)(6)(7)(8)	A	1,352,808			A	1,352,808	2.8%	0.9%
	B	2,720,752			B	2,720,752	25.4%	17.6%
Peter Booth Wiley(5)(6)(7)(8)	A	1,378,742	A	2,948	A	1,381,690	2.8%	0.9%
	B	2,720,752			B	2,720,752	25.4%	17.6%
All directors and executive officers as a	A	5,500,704	A	1,700,388	A	7,201,092	14.2%	4.6%
group (23 persons)	B	8,192,052			B	8,192,052	76.4%	52.6%

(1)	This table is based on the information provided by the individual directors or executives. In the table, percent of class was calculated on the basis of the number of shares beneficially owned as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, divided by the total number of shares issued and outstanding plus the number of shares of the class issuable to the individual director or executive officer pursuant to the options exercisable under the Company's stock option plans on or before September 17, 2005.
(2)	Shares issuable pursuant to options exercisable under the Company's stock option plans on or before September 17, 2005.
(3)	This amount represents the number of shares of Class A Common Stock credited to the participating director's account pursuant to the Deferred Compensation Plan for Directors' Fees, described on page 8. The shares will be issued upon the director's retirement.
(4)	Includes Class A shares of restricted stock subject to forfeiture awarded under the Company's long-term incentive plans (see Summary Compensation Table, footnote (a), page 15 as follows: Mr. Pesce—181,744 shares; Mr. Cousens—53,311 shares; Mr. Kippur—42,778 shares; Mr. Swanson—43,312 shares; and Dr. Jarvis—14,747 shares.
(5)	Bradford Wiley II and Peter Booth Wiley, as co-members with Deborah E. Wiley, of the E.P. Hamilton Trusts LLC, share voting and investment power with respect to 462,338 shares of Class A Stock and 8,125,536 shares of Class B Stock. For purposes of this table, each is shown as the owner of one-third of such shares.
(6)	The totals shown for Bradford Wiley II and Peter Booth Wiley do not include 354,480 shares of Class B Stock, which they have the right to acquire in exchange for Class A Stock from certain persons upon any proposed disposition of such Class B Stock, upon the deaths of such persons or upon termination of a trust.
(7)	Bradford Wiley II and Peter Booth Wiley, as co-trustees with Deborah E. Wiley, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of these shares.
(8)	Bradford Wiley II and Peter Booth Wiley, as general partners of a limited partnership with Deborah E. Wiley, share voting and investment power with respect to 301,645 shares of Class A Stock owned by the partnership. For purposes of this table, each is shown as the owner of one-third of such shares.

Section 16(a) Beneficial
Ownership Reporting
Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       Based on our review we believe that during fiscal 2005, our directors, officers and greater than ten percent beneficial owners met all filing requirements.

V. Executive
   Compensation

Report of the
Compensation
Committee

Executive Compensation Policies. The Compensation Committee of the Board of Directors (the “Committee”), which is composed of three independent directors, administers the Company's executive compensation program. The objectives that guide the Committee in formulating its recommendations are to:

•	Attract and retain executives of the highest caliber by compensating them at levels that are competitive in the market place.
•	Motivate and reward such executives based on corporate, business unit and individual performance through compensation systems and policies that include variable incentives.
•	Align executives' and shareholders' interests through awards of equity components dependent upon the performance of the Company.

       Annually the Committee reviews a compensation survey as a guidepost to determine whether the Company's compensation levels and programs are competitive and meet the Committee's stated objectives. The most recent survey compiled by Towers Perrin includes publishing companies regarded as comparable and for which data are available, as well as other companies in the northeast region of the United States comparable in size to the Company. For UK positions, Towers Perrin uses their proprietary UK executive compensation survey. The Committee establishes and informs the Board of the total targeted compensation and the proportion of the various components of the compensation program, including salary and targeted annual and long-term incentives, based upon each executive's role in the Company and level of responsibilities.

       The Committee believes that ordinarily it is in the best interest of the Company to retain flexibility in its compensation programs to enable it to appropriately reward, retain and attract executive talent necessary to the Company's success. To the extent such goals can be met with compensation that is designed to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), such as the 2004 Key Employee Stock Plan and the Executive Annual Incentive Plan, each approved by the shareholders in September 2004, such compensation plans will be used. However, the Committee recognizes that in appropriate circumstances, compensation that is not deductible under the Code may be paid at the Committee's discretion.

Annual Executive Compensation. Annual executive compensation is comprised of base salary and, if earned, a variable cash incentive. The annual incentive is based on the achievement of quantitative financial performance goals, as well as individual non-quantitative objectives. Targeted annual incentives for fiscal 2005 range from 110% of salary for Mr. Pesce, and from 60% to 90% for other executives. At the beginning of each fiscal year, the Committee establishes the base salaries, the targeted incentives, the financial performance measures, and objectives on which incentives may be earned, including the threshold or minimum level of performance below which no incentives will be paid. Business unit performance measures and targets are also set for certain executives.

       At the end of the fiscal year, the Committee evaluates performance against the financial goals and individual objectives, and approves and informs the Board of the annual payout, if any, for each executive. No incentive is payable, regardless of whether individual objectives are met or exceeded, unless the threshold is reached on at least one financial measure. Payouts, if any, can range from 25% to 200% of the targeted incentive, depending upon the level of the achievement of financial goals and individual objectives between threshold and outstanding levels of performance. In fiscal 2005 on a weighted average basis, performance against financial goals was slightly above target for the corporation.

Long Term Executive Compensation. The long-term component of the compensation is comprised of (i) a targeted variable incentive payable in restricted performance shares, and (ii) stock option grants of Class A Stock. At the beginning of each fiscal year, a new three-year cycle begins. The Committee establishes for participants in the long-term plan the targeted number of performance shares, the number of stock options to be granted, the financial performance measures and goals, and threshold and outstanding levels of performance that must be achieved by the Company.

       At the end of the three fiscal-year cycle, the Committee evaluates performance against the financial goals and determines the appropriate payout in performance shares for each executive. No long-term incentive is payable unless the threshold is reached on at least one financial measure. Payouts, if any, to individual executives can range from 25% to 200% of the targeted incentive, depending upon the level of aggregate achievement between the threshold and outstanding levels of financial performance. Performance shares earned become restricted shares and vest in equal installments over the next two years.

       Option grants are generally awarded on an annual basis, have terms of ten years and generally vest as to 50% in the fourth year and 50% in the fifth year from the date of grant. All employees' stock options have exercise prices that are equal to the current market price of Class A Stock as of the grant date. The ultimate value of the stock option grants is aligned with increases in shareholder value and is dependent upon increases in the market price per share over and above the grant price. In fiscal 2005, all executives, including Mr. Pesce, received approximately 70% of their targeted long term incentive in stock option awards.

       The Committee believes that the ultimate goal of the long term plan is to align the interests of shareholders and management. To reinforce this principle, the Committee established stock ownership guidelines for all senior officers participating in the long term plan. Ownership guidelines are four times base salary for Mr. Pesce and two and one half times base salary for all other senior officers participating in the long term plan. Participants have five years in which to attain these guidelines. Eighty-eight percent of the executives with at least five years of service have met or exceeded their targeted shareholdings.

Chief Executive Officer Compensation. For fiscal 2005, Mr. Pesce's base salary increased from $750,000 to $790,000, an increase of 5.3%. During fiscal 2005, Mr. Pesce was awarded an annual incentive of $1,036,283, representing 57% of his total annual compensation.

       Mr. Pesce also received a long term compensation payout of 49,844 shares of restricted performance stock with the restrictions lapsing as to 50% at the end of fiscal 2006 and 2007, respectively. This payout was based on financial performance for EPS and cash flow that was greater than target for the FY 2003–2005 performance period. During fiscal 2005, Mr. Pesce, as part of his long term compensation plan, received a grant of options to purchase 200,000 shares of Class A Stock, exercisable as to 100,000 shares on and after April 30, 2008, and 100,000 on and after April 30, 2009, at an option price of $31.89 per share, the market price at date of grant.

       In approving the CEO's compensation, the Committee considered the financial accomplishments for the past fiscal year, the continued progress or strategic initiatives and Mr. Pesce's overall leadership of the Company.

       Compensation Committee

       Henry A. McKinnell, Chairman, Matthew S. Kissner, William B. Plummer

Performance Graph

PERFORMANCE GRAPH

Total Return

250

200

150

100

50

4/00

4/01

4/02

4/03

4/04

4/05

JWA

Russell 1000

Dow Jones World Publishing Index

	2000	2001	2002	2003	2004	2005

John Wiley & Sons, Inc. Class A	$100.00	$109.10	$157.10	$147.36	$187.30	$224.57
Dow Jones World Publishing Index	100.00	107.06	119.29	116.09	138.79	129.85
Russell 1000	100.00	86.34	76.00	65.77	81.49	87.35

The above graph provides an indicator of the cumulative total return to shareholders of the Company's Class A Common Stock as compared with the cumulative total return on the Russell 1000 and the Dow Jones World Publishing Index, for the period from April 30, 2000 to April 30, 2005. The Company has elected to use the Russell 1000 Index as its broad equity market index because it is currently included in that index. Cumulative total return assumes $100 invested on April 30, 2000 and reinvestment of dividends throughout the period.

Summary
Compensation
Table

Long Term Compensation
	Annual Compensation					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation		Restricted Stock Awards(a)	Securities Underlying Option/SARs	LTIP Payouts	All Other Compen- sation(b)

William J. Pesce President, Chief Executive Officer and Director	2005 2004 2003	$783,333 750,000 753,846	$1,036,283 1,185,938 842,023	$	— — —	$1,802,359 1,034,280 1,098,048	200,000 200,000 175,000	— — —	$6,300 6,150 6,000
Ellis E. Cousens Executive Vice President, Chief Financial and Operations Officer	2005 2004 2003	416,667 400,000 407,500	498,015 470,000 316,560		— — —	514,955 310,284 —	60,000 55,000 50,000	— — —	6,350 5,938 6,600
Stephen A. Kippur Executive Vice President and President, Professional/Trade	2005 2004 2003	416,667 400,000 405,577	426,829 396,396 283,005		— — —	303,057 269,096 437,945	55,000 55,000 50,000	— — —	10,364 11,680 11,802
Eric A. Swanson Senior Vice President and General Manager, Scientific, Technical and Medical	2005 2004 2003	320,833 300,000 304,423	463,982 309,879 141,013		— — —	412,405 239,078 221,448	50,000 40,000 40,000	— — —	6,400 5,954 6,508
John H. Jarvis Senior Vice President, Europe, Managing Director, Wiley Europe Limited	2005 2004 2003	324,030 282,233 256,773	321,193 233,913 114,631		— — —	138,601 117,106 305,885	17,205 16,920 17,026	— — —	— — —

The above table sets forth, for the fiscal years indicated, the compensation of the CEO and the four other most highly compensated executive officers of the Company.

(a)	When awards of restricted stock are made pursuant to the Company's long term incentive plans, the Committee may establish a period during which the Class A shares of restricted stock shall be subject to forfeiture in whole or in part if specified objectives or considerations are not met. Restricted stock awards were made for achievement of financial performance objectives for the respective three-year periods ended April 30, 2005, April 30, 2004 and April 30, 2003. The stock is non-voting and not eligible for dividends until the shares have been earned at the end of the three year period. Restrictions lapse as to 50% at the end of the first and second fiscal year, respectively, after the fiscal year in which earned. Restricted stock awards reflect the market value as of the fiscal year-end indicated. Aggregate restricted stock holdings as of April 30, 2005 were as follows: Mr. Pesce—181,744 shares valued at $6,571,863; Mr. Cousens—53,311 shares valued at $1,927,726; Mr. Kippur—42,778 shares valued at $1,546,852; Mr. Swanson—43,312 shares valued at $1,566,162; Dr. Jarvis—14,747 shares valued at $533,252.
(b)	Represents matching Company contributions to the Employee Savings Plan and the Deferred Compensation Plan.

Option/SAR Grants in
Last Fiscal Year 2005

Individual Grants(a)					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
Name	Number of Securities Underlying Options/ SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date(b)	5%	10%

William J. Pesce	200,000	20.3%	$31.89	June 22, 2014	$4,011,090	$10,164,889
Ellis E. Cousens	60,000	6.1%	$31.89	June 22, 2014	$1,203,327	$3,049,467
Stephen A. Kippur	55,000	5.6%	$31.89	June 22, 2014	$1,103,050	$2,795,345
Eric A. Swanson	50,000	5.1%	$31.89	June 22, 2014	$1,002,772	$2,541,222
John H. Jarvis	17,205	1.7%	$31.89	June 22, 2014	$345,054	$874,435

The above table shows potential realizable value at assumed annual stock appreciation rates of 5% and 10% over the ten year term of the options. The rates are as required to be stated by the Securities and Exchange Commission and are not intended to forecast possible future actual appreciation, if any, in the Company's stock price. Future gains, if any, will depend on actual future appreciation in the market price.

(a)	The Company has three shareholder approved plans in effect, each of which relates to Class A shares: the 2004 Key Employee Stock Plan, the Long Term Incentive Stock Plan and the 1991 Key Employee Stock Plan. The exercise price of all stock options is determined by the Committee and may not be less than 100% of the fair market value of the stock on the date of grant of the options. The Committee also determines at the time of grant the period and conditions for vesting of stock options. In the event of a change of control, as defined on page 20, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. No option grants have SARs associated with the grants, and no SARs were granted during fiscal 2005.
(b)	Options are subject to earlier termination in certain events relating to termination of employment.

Aggregated
Option/SAR
Exercises in Last
Fiscal Year and
Fiscal Year-End
Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(b)
Name	Shares Acquired on Exercise	Value Realized(a)	Exercisable	Unexercisable	Exercisable	Unexercisable

William J. Pesce	0	$0	945,832	660,000	$20,350,550	$6,068,350
Ellis E. Cousens	0	$0	40,000	200,000	$675,600	$1,859,500
Stephen A. Kippur	27,348	$627,648	136,200	187,000	$2,364,055	$1,736,070
Eric A. Swanson	27,104	$754,700	184,180	145,000	$3,954,871	$1,286,900
John H. Jarvis	10,000	$112,375	37,500	58,651	$503,625	$543,440

The above table provides information as to options exercised by each of the named executive officers during fiscal 2005 and the value of the remaining options held by each executive officer at year end, measured using the closing price of $36.16 for the Company's Class A Common Stock on April 30, 2005.

(a)	Market value of underlying shares at exercise minus the option price.
(b)	Market value of underlying shares at fiscal year end minus the option price. These values are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise will depend upon the market price of the Class A shares relative to the exercise price per share of the stock options at the time of exercise.

Long Term
Incentive Plans—
Awards in Last
Fiscal Year

			Estimated Future Payouts under Non-Stock Priced-Based Plans(a)(b)
Name	Number of Shares, Units or Other Rights(#)	Performance of Other Periods Until Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)

William J. Pesce	40,000	May 1, 2004 to April 30, 2007	10,000	40,000	80,000
Ellis E. Cousens	12,000	May 1, 2004 to April 30, 2007	3,000	12,000	24,000
Stephen A. Kippur	10,000	May 1, 2004 to April 30, 2007	2,500	10,000	20,000
Eric A. Swanson	10,000	May 1, 2004 to April 30, 2007	2,500	10,000	20,000
John H. Jarvis	3,000	May 1, 2004 to April 30, 2007	750	3,000	6,000

Estimated future payments assuming financial performance targets are achieved under the 2005 long-term incentive compensation plan for the named executives are as indicated above.

(a)	Financial performance targets and relative weighting of each target, as well as the threshold, target and outstanding levels of performance, are set at the beginning of the three-year plan cycle and include earnings per share, and cash flow targets, as defined, for the end of the three-year period. For the fiscal 2005 long term plan, the amount of shares earned will be based on financial targets established for fiscal 2007. No long term incentive is payable unless the threshold is reached on at least one financial measure.
(b)	These awards consist of restricted performance shares. The Committee may, in its discretion, direct that the payout be made wholly or partly in cash. The restricted shares would vest as to 50% on April 30, 2008 and the remaining 50% on April 30, 2009.

Executive
Employment
Agreements

       The Company has employment agreements with Messrs. Pesce, Cousens, Kippur, Swanson and Jarvis (collectively the “Executives”), which provide for base salaries (reflected in the Summary Compensation Table on page 15) and for benefits and incentive compensation as provided for senior officers generally, and as described in the Compensation Committee's report on page 12.

       These agreements expire in March 2007, and automatically renew for successive two year terms in the absence of notice by either party, except for Mr. Pesce's contract, which expires in March 2006, and renews for successive three year terms, and Dr. Jarvis' employment agreement, which became effective May 1993 and remains in effect while he is Managing Director, Wiley Europe, Limited. For the US Executives, in the case of a termination by the Company other than for cause (as defined), or Constructive Discharge (as defined), or the Company's failure to renew (in each case, absent a “Change of Control” or “Special Change of Control,” as defined), the Executive will be entitled to 36 months severance in the case of Mr. Pesce, and 18 or 24 months severance, depending on length of service, in the case of other Executives. Severance would include salary and benefits for all Executives, and for Messrs. Pesce and Kippur, prorated cash incentive payments at target levels and long-term incentives for plan cycles ending within one year after termination as was provided in the prior agreements with these two executives. In the case of a termination by the Company or a Constructive Discharge following a “Special Change of Control” or “Change of Control,” severance for any executive would include prorated cash incentive payments at target levels, long-term incentives for plan cycles ending within one year after termination, and accelerated vesting of stock options and restricted stock grants to Executive. Dr. Jarvis' employment agreement provides for 24 months of severance in the event of termination by the Company, other than for cause.

       In the event that any payment or benefit received by an Executive pursuant to the terms of an agreement would be subject to Excise Tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will pay the Executive an additional amount, so that the net amount retained by the Executive after payment of the Excise Tax shall not be reduced.

       All US-based Executives are prohibited from competing with the Company for a period of twelve months following resignation from the Company for any reason other than a resignation for “Good Reason” following a “Change of Control,” as those terms are defined in the 1989 and 2005 Supplemental Executive Retirement Plan (see page 19).

Retirement Plan

       Prior to January 1, 2005, benefits under the Company's tax-qualified, non-contributory defined benefit retirement plan (the “Retirement Plan”) and non-qualified supplemental retirement plan (the “Supplemental Retirement Plan”) provided for annual normal retirement benefits payable at normal retirement age of 65 equal to 1.17% of average final compensation, not in excess of covered compensation, plus 1.67% of average final compensation in excess of covered compensation, times years of service not to exceed 35 (the “previous benefit formula”).

       Under the previous benefit formula, average final compensation was the participant's average annual compensation (taking into account 100% of the base pay plus 50% of incentive compensation and overtime pay, but not including any other compensation included in the Summary Compensation Table) during the highest three consecutive years ending December 31, 1997, except for participants joining the Company after 1997, in which case it is during the first three years of employment (subject to certain limitations on compensation under the Code with respect to tax-qualified plans).

       Covered compensation under the previous benefit formula was the average of the taxable wage base in effect under the Social Security Act over the 35 year period ending with the year the employee reaches his or her social security retirement age (but excluding any increases in the taxable wage base after 1997). The Supplemental Retirement Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on tax-qualified plan benefits. Average final compensation and covered compensation are determined under the Supplemental Retirement Plan in the same manner as under the Retirement Plan, except that a participant's compensation is not subject to the limitations under the Internal Revenue Code. Years of service under the Retirement Plan and Supplemental Retirement Plan are the number of years and months, limited to 35 years, worked for the Company and its subsidiaries after attaining age 21.

       The years of service for Messrs. Pesce, Cousens, Kippur, and Swanson under the Retirement Plan and Supplemental Retirement Plan as of December 31, 2004 (rounded to the nearest year), are 15, 4, 26, and 31, respectively. Average final compensation under the Retirement Plan and the Supplemental Retirement Plan for Messrs. Pesce, Cousens, Kippur, and Swanson as of December 31, 2004 was $363,612, $557,630, $340,502, and $242,408, respectively.

       Effective January 1, 2005 the Retirement Plan formula was revised to realign our practices and programs with competitive market practice which provides all participants with enhanced future benefits. After January 1, 2005, benefits are calculated as the sum of: a frozen benefit as of December 31, 2004, calculated under the "previous' benefit formula, described above, plus an annual benefit earned for benefit service after January 1, 2005. The amount of each year's accrual is the sum of: total annual compensation (annual base salary, plus 100% of overtime pay and bonus) for the year up to and including 80% of that year's Social Security Wage Base times 1.0%, plus total annual compensation for the year in excess of 80% of that year's Social Security Wage Base times 1.3%. The plan recognizes a maximum of 35 years of benefit service. If the total benefit service is greater than 35 years at age 65 when the participant retires, the benefit will be equal to the 35 consecutive years of benefit accruals that produce the highest combined amount.

       Dr. Jarvis is covered by a contributory tax-qualified retirement plan in the United Kingdom (the “UK Plan”), which provides him with a retirement benefit equal to two-thirds of his Final Pensionable Salary at the UK Plan's normal retirement age of 60. Pensionable Salary is defined as his annual rate of basic salary, excluding bonuses, commission and other fluctuating emoluments. Final Pensionable Salary is the highest annual average of the Pensionable Salary of the member in any three consecutive years in the ten years ending on the April 30th immediately prior to retirement, termination or death. Once the pension commences to be paid to Dr. Jarvis, in the event of his subsequent death a pension of 50% of the pension payable will be paid to his widow for the remainder of her life. The benefit will be indexed broadly in line with price inflation within certain limits.

       The following illustrates estimates of the annual retirement benefits payable at normal retirement age. The estimates assume an annual salary increase of 3%, as well as an annual increase to the Social Security Wage Base of 2.5%.

Name	Years of Service at Normal Retirement	Normal Retirement Date	Annual Benefit

William J. Pesce	27	June 2016	$377,260
Ellis E. Cousens	16	March 2017	$192,987
Stephen A. Kippur	33	April 2012	$223,125
Eric A. Swanson	40	November 2013	$185,417
John H. Jarvis	27	May 2007	$250,162

       Benefits shown are computed as a single life annuity beginning at Normal Retirement, except for Dr. Jarvis as discussed above, and are not subject to any deduction for offset amounts.

1989 and 2005
Supplemental
Executive Retirement
Plan

       The participants under the 1989 Supplemental Executive Retirement Plan (“1989 SERP”), as amended by the Board on June 22, 2001, are executives of the Company or its affiliates listed on a schedule to the plan, as amended from time to time.

       The basic 1989 SERP benefit (the “primary benefit”) consists of ten annual payments commencing on retirement (at or after age 65) determined by multiplying the participant's base salary rate at retirement by 2.5, reducing the result by $50,000 and dividing the remainder by five. The plan also provides for an alternative early retirement benefit for participants who retire after age 55 with five years of service, a reduced payment for participants whose employment is terminated prior to age 65 other than on account of death (and who do not qualify for early retirement), and a survivor benefit for the beneficiaries of a participant who dies prior to age 65 while employed by the Company or an affiliate.

       The estimated annual benefits under the 1989 SERP payable over ten years upon retirement at age 65 for Messrs. Pesce, Cousens, Kippur, and Swanson are $1,145,700, $475,300, $340,500 and $247,000, respectively.

       The 1989 SERP provides the participants with a guaranteed total annual retirement benefit beginning at age 65 for ten years (taking into account retirement benefits under the Company's Retirement Plan, referred to above, the Supplemental Retirement Plan and the primary benefit under the 1989 SERP) of 50% to 65% (depending on the executive's position with the Company) of average compensation over the executive's highest three consecutive years. Under certain circumstances, if a participant works for a competitor within 24 months following termination of employment, no further payments would be made to the participant under SERP.

       The 1989 SERP also provides that following a change of control (defined in the same manner as under the Company's stock option plans discussed below) and the termination of the participant's employment without cause as defined, or a termination by the participant for good reason as defined, the participant is entitled to a lump sum payment of the then present value of his benefits under SERP computed as if the participant had attained age 65 on the date of his termination.

       In March 2005, the Board froze participation in the 1989 SERP and adopted the 2005 SERP. All current active participants in the 1989 SERP have the option, prior to December 31, 2005, to waive their right to all benefits under the 1989 SERP and receive benefits under the 2005 SERP in consideration of that waiver. There are no current participants in the 2005 SERP.

       The 2005 SERP provides a lifetime annual benefit commencing at age 65, determined by multiplying the executive's average compensation over the highest three consecutive years times a service factor, which is the sum of years of service up to 20 years times 2 per cent, plus years of service in excess of 20 times 1 per cent, to a maximum of 35 years of total service. The 2005 SERP provides a reduced early retirement benefit for participants calculated in the same manner as the 1989 Plan. The participant may elect to receive his benefit in the form of a joint and survivor benefit on an actuarial equivalent basis.

       All other terms of the 2005 SERP are substantially identical to the 1989 SERP.

       Dr. Jarvis does not participate in any SERP.

Stock Options,
Performance Stock,
and Restricted Stock

       Under the 2004 Key Employee Stock Plan (the “Plan”), qualified employees are eligible to receive awards that may include stock options, performance stock awards and restricted stock awards as described in footnote (a) of the Summary Compensation Table. No more than 8,000,000 shares may be issued over the life of the Plan, and no more than 600,000 shares of stock shall be cumulatively available for grants of options, performance-based stock awards, or restricted stock in any one calendar year to any one individual.

       Upon a “change of control,” as defined, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. The Committee shall specify in a performance stock award whether, and to what effect, in the event of a change of control, an employee shall be issued shares of common stock with regard to performance stock awards held by such employee. Following a change of control, all shares of restricted stock that would otherwise remain subject to restrictions shall be free of such restrictions.

       A change of control is defined as having occurred if either (a) any “person” hereafter becomes the beneficial owner, directly or indirectly, of 25% or more of the Company's then outstanding shares of Class B Stock (and such person did not have such 25% or more beneficial ownership on January 1, 1989) and the number of shares of Class B Stock so owned is equal to or greater than the number of shares of Class B Stock then owned by any other person; or (b) individuals who constituted the Board of Directors on January 1, 1991 (the “incumbent board”) cease for any reason to constitute at least 64% of the full board. Any person becoming a director subsequent to such date whose election or nomination for election by the Company's shareholders was approved by a vote of at least 64% of the directors comprising the incumbent board shall be considered as though such person was a member of the incumbent board. The term “person” includes any individual, corporation, partnership, group, or association other than the Company, an affiliate of the Company, or any ESOP or other employee benefit plan sponsored or maintained by the Company or any affiliate.

VI. Report of the
    Audit Committee

       The following is the report of the Audit Committee of John Wiley & Sons, Inc. with respect to the Company's audited financial statements for the fiscal year ended April 30, 2005.

       The Audit Committee is responsible for oversight of the Company's accounting, auditing and financial reporting process on behalf of the Board of Directors. The Committee consists of three members who, in the judgment of the Board of Directors, are independent and financially literate, as those terms are defined by the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (NYSE). The Board of Directors has determined that all the members of the Committee satisfy the financial expertise requirements and have the requisite experience to be designated “audit committee financial experts” as that term is defined by the rules of the SEC and NYSE.

       Management has the primary responsibility for the preparation, presentation and integrity of the financial statements of the Company; for maintaining appropriate accounting and financial reporting policies and practices; and for internal controls and procedures designed to assure compliance with generally accepted US accounting standards and applicable laws and regulations. The Committee is responsible for the oversight of these processes. In this fiduciary capacity, the Committee has held discussions with management and the independent auditors regarding the fair and complete presentation of the Company's results for the fiscal year ended April 30, 2005, and management's Annual Report on Internal Controls over Financial Reporting. Management has represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted U.S. accounting principles. The Committee has discussed with the independent auditors significant accounting principles and judgments applied by management in preparing the financial statements as well as alternative treatments. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

       The Audit Committee has had discussions with, and received regular status reports from, the independent auditors and the Vice President of Internal Audit regarding the overall scope and plans for their audits of the Company, including their scope and plans over management's assessment of the effectiveness of internal control over financial reporting. The independent auditors provided the Audit Committee with written disclosures and the letter required by

Independence Standards Board No.1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

       The Committee also considers whether providing non-audit services is compatible with maintaining the auditor's independence. The Audit Committee has adopted a policy of pre- approving all audit and non-audit services performed by the independent auditors. The Audit Committee may delegate authority to one or more of its members to grant pre-approvals of non-audit services, provided that the pre-approvals are presented to the Audit Committee for ratification at its next scheduled meeting.

       Persons with complaints or concerns about accounting, internal controls or auditing matters may contact the Audit Committee by addressing a letter to: Chairman of the Audit Committee, John Wiley & Sons, Inc., P. O. Box 1569, Hoboken, NJ 07030-5774.

       Based upon the review and discussions referred to above, the Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2005, as filed with the Securities and Exchange Commission.

       A copy of the Committee's Charter is annexed to this Proxy Statement as Exhibit A.

Audit Committee

       Larry Franklin, Chairman, John L. Marion, Jr., William B. Plummer

Fees of Independent Auditor

Audit Fees

       Total aggregate fees billed by KPMG LLP (“KPMG”) for professional services in connection with the audit and review of the Company's Consolidated Financial Statements, and statutory audits of the Company's international subsidiaries were $2,213,000 and $860,000 in fiscal years 2005 and 2004, respectively. Included in fiscal 2005 were fees totaling $1,335,000 associated with the audit of management's evaluation of the effectiveness of internal controls over financial reporting and the audit of the effectiveness of the Company's internal controls.

Audit Related Fees

       The aggregate fees billed for audit related services, including due diligence related to acquisitions, employee benefit plan audits and consultation on acquisitions were $61,500 and $91,000 in fiscal years 2005 and 2004, respectively.

Tax Fees

       The aggregate fees billed for services rendered by KPMG tax personnel, except those services specifically related to the audit of the financial statements, were $251,000 and $277,000 in fiscal years 2005 and 2004, respectively. Such services include tax planning, tax return reviews, advice related to acquisitions, tax compliance and compliance services for expatriate employees.

       The Audit Committee has advised the Company that in its opinion the non-audit services rendered by KPMG LLP are compatible with maintaining their independence.

All Other Fees

       During fiscal 2005 the Company incurred $1,045,000 of KPMG consulting fees associated with documentation assistance of internal controls over financial reporting. Management identified all significant areas to be documented and was responsible for assessing the adequacy of internal controls. The scope of this assignment was reviewed and pre-approved by the Audit Committee.

VII. Ratification of
     the Appointment
     of Independent
     Public
     Accountants

       The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. On June 15, 2005, the Audit Committee appointed KPMG LLP (“KPMG”) as the Company's independent auditors for fiscal year 2006. Although the Company is not required to do so, we are submitting the selection of KPMG for ratification by the shareholders because we believe it is a matter of good corporate practice.

       The Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change is in the best interests of the Company and its shareholders. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

       The Audit Committee considered whether the provision of the services other than audit services referred to above is compatible with the maintenance of the principal accountant's independence.

       Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the Annual Meeting:

“RESOLVED, that the appointment by the Audit Committee of KPMG LLP as independent public accountants for the Company for the fiscal year ending April 30, 2006, be, and it hereby is, ratified.”

       In the event that the foregoing proposal is defeated, the adverse vote will be considered by the Audit Committee in its selection of auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 2006 will be permitted to stand unless the Audit Committee finds other good reason for making a change. If the proposal is adopted, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the fiscal year if it believes that such a change would be in the best interests of the Company and its shareholders.

       The Board of Directors recommends that you vote “FOR” the ratification of the appointment of independent public accountants.

VIII. Manner and
      Expenses of
      Solicitation

       Since many of our shareholders are unable to attend the Annual Meeting, the Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

       Shareholders of record can vote, and save the Company expense, by using the Internet or by calling the toll-free telephone number printed on the proxy card. Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

       If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from such record holder. The availability of Internet and telephone voting will depend on their voting procedures.

       If you do vote by Internet or telephone, it will not be necessary to return your proxy card. If you do not choose to vote using these two options, you may return your proxy card, properly signed, and the shares will be voted in accordance with your directions. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board.

       If a shareholder does not return a signed proxy card, vote by the Internet, by telephone or attend the Annual Meeting and vote in person, his or her shares will not be voted. Any shareholder giving a proxy (including one given by the Internet or telephone) has the right to revoke it at any time before it is exercised by giving notice in writing to the Secretary of the

Company, by delivering a duly executed proxy bearing a later date to the Secretary (or by subsequently completing a telephonic or Internet proxy) prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

       The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or facsimile, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of common stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

IX. Electronic
    Delivery of
    Materials

       The 2005 Notice of Annual Meeting, Proxy Statement and Annual Report are available on our website at www.wiley.com. Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, shareholders can elect to receive an e-mail that will provide electronic links to them. Selecting this option will save us the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site. Shareholders of record and beneficial owners may enroll in the electronic proxy delivery service at any time in the future by going to our enrollment site at www.icsdelivery.com/jwa and following the enrollment instructions.

X. Deadline for
   Submission of
   Shareholders
   Proposals

       If a shareholder intends to present a proposal for action at the 2006 Annual Meeting and wishes to have such proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by April 8, 2006. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

       If a shareholder submits a proposal outside of Rule 14a-8 for the 2006 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by our By-Laws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Company's Board to vote on the proposal.

       Our By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board. In general, written notice of a shareholder proposal or a director nomination for an annual meeting must be received by the Secretary of the Company no later than May 18, 2006, and must contain specified information and conform to certain requirements, as set forth in greater detail in the By-Laws. If the Company's presiding officer at any shareholders' meeting determines that a shareholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.

       Proposals and nominations should be addressed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, New Jersey 07030-5774.

XI. Other
    Matters

       The Company has not received notice from any shareholder of its intention to bring a matter before the 2005 Annual Meeting. At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named on the enclosed proxy will vote said proxy in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposals outlined above in accordance with the choices specified therein or in favor of any proposal as to which no choice is specified.

       The Annual Report to Shareholders was mailed together with this Proxy Statement to shareholders beginning on August 5, 2005.

       The Company will provide, without charge, a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 2005, including the financial statements and the schedules thereto. All such requests should be directed to Josephine Bacchi, Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, New Jersey 07030-5774.

       It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

BY ORDER OF THE BOARD OF DIRECTORS JOSEPHINE BACCHI Secretary

Hoboken, New Jersey
August 5, 2005

PURCHASE WILEY BOOKS AT A DISCOUNT
RECEIVE 30% OFF SELECTED BOOKS FROM WILEY'S BUSINESS, HISTORY, LIFESTYLE/LEISURE, AND HIGHER EDUCATION LISTS.
VISIT WWW.WILEY.COM/GO/PROXYDISCOUNT TO BROWSE OUR DISCOUNTED TITLES. BE SURE TO USE DISCOUNT CODE V5150 UPON CHECKOUT. SALE ENDS SEPTEMBER 30, 2005.

EXHIBIT A

JOHN WILEY & SONS, INC.
AUDIT COMMITTEE CHARTER

The Board of Directors of John Wiley & Sons, Inc. (the “Company”) has established an Audit Committee (the “Committee”) with authority, responsibility and specific duties as described in this charter. The Committee shall review and reassess the adequacy of this charter at least annually and report its conclusion and any recommendations to the Board of Directors.

PURPOSE

The Committee assists the Board of Directors in fulfilling its fiduciary oversight responsibilities relating to the Company's financial statements, accounting policies, the adequacy of disclosures, the Company's compliance with legal and regulatory requirements, the financial reporting process, the systems of internal accounting and financial controls, and the sufficiency of auditing relative thereto. The Committee also maintains financial oversight of the Company's retirement and other benefit plans.

The Committee is responsible for evaluating the quality, independence and objectivity of the independent auditors and internal auditors. It is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. The opportunity for the independent auditors and the internal auditors to meet with the entire Board of Directors is not to be restricted. The Committee is to ensure that the independent auditors are ultimately accountable to it. The Committee has the ultimate authority and responsibility to evaluate and appoint the independent auditors, determine their compensation and, if appropriate, to terminate the independent auditors.

In discharging its oversight role, the Committee is granted the authority to investigate any activity of the Company and its subsidiaries, and all employees shall be directed to cooperate as may be requested by members of the Committee. If the Committee determines that additional expertise is required in order to fulfill its responsibilities, the Committee is empowered to retain and compensate persons or firms as necessary to assist the Committee in fulfilling its responsibility.

MEMBERSHIP

The Committee shall consist of three or more members of the Board of Directors including at least one member elected by the Class A Shareholders. All Committee members must be independent of management and the Company and shall be financially literate in accordance with the applicable SEC and NYSE regulations and policies. At least one member of the Committee shall, in the judgment of the Board, be a “Financial Expert” as the term is defined by the SEC. Consistent with the Company's policy for all directors, Committee members receive no compensation from the Company, except for retainer fees and reimbursement of expenses in connection with Board and Committee service.

MEETINGS

The Committee will meet at least four times each year, with additional meetings as necessary to fulfill its responsibilities.

RESPONSIBILITIES

The following are the principal recurring duties of the Committee:

1.	Request from the independent auditors at least annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independent Standards Board Standard No. 1, as may be modified or supplemented; discuss with the independent auditors any such disclosed relationships, including non-auditor services, and their impact on the auditors' independence; and take action, if appropriate, in response to the independent auditors' statement in order to satisfy itself of the auditors' independence.

A-1

2.	Select, and retain the services of, the Company's independent auditor, which will be subject to the shareholders' ratification, and terminate their services when appropriate.
3.	Review the scope and results of the annual audit with the independent auditor.
4.	Pre-approve “permitted” audit and non-audit services, as defined by the SEC.
5.	Establish policies for the hiring of employees and former employees of the independent auditor.
6.	Review and discuss with the internal auditors the overall scope and plans for their audits and determine whether the internal audit function has the appropriate resources and expertise.
7.	Review and discuss with management, the internal auditors, and the independent auditors, the adequacy and effectiveness of the Company's internal accounting and financial controls, the quality of the financial and accounting personnel, and any relevant recommendations and management's responses thereto.
8.	Discuss Company policies with respect to risk assessment and risk management, review contingent liabilities and risks that may be material to the Company, and review major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.
9.	Make, or cause to be made, all necessary inquiries of management, the independent auditors and the internal auditors concerning established standards of corporate conduct and performance and deviations there from. Annually, a report relative to compliance with the Company's code of business conduct is to be furnished to the Committee.
10.	Establish procedures for the confidential and anonymous receipt and treatment of complaints regarding the Company's accounting, internal controls and audit matters.
11.	Meet with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q to review and discuss the interim financial statements and the Company's specific disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Also, the Committee shall discuss the results of the quarterly review and any other matters that are required to be communicated to the Committee by the independent auditors in accordance with Statement on Auditing Standards No. 71, as modified or supplemented.
12.	Meet with management and the independent auditors to review and discuss the financial statements and the Company's specific disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the consistency of accounting policies, unusual transactions, the reasonableness of significant estimates and judgments, the clarity and completeness of the disclosures in the financial statements, and any other matters required to be discussed by the Statement on Auditing Standards No. 61, as modified or supplemented. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors, including any disagreements with management.
13.	Recommend to the Board of Directors whether the audited financial statements are satisfactory to be included in the Company's Annual Report on Form 10-K.
14.	Review and reassess, at least annually, the adequacy of this charter and report its conclusion and any recommendations to the Board of Directors.
15.	Prepare an annual report for inclusion in the Company's annual proxy statement as required by the rules of the Securities and Exchange Commission.
16.	Review its own performance annually and report to the Board.
17.	Review and evaluate the financial condition of the Company's retirement and other benefit plans.

Approved by the Board of Directors
John Wiley & Sons, Inc.
December 16, 2004

A-2

Appendix I

PROXY/ VOTING INSTRUCTION CARD
JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Josephine Bacchi as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 15, 2005, 9:30 A.M., Eastern Daylight Savings Time.

CLASS A SHARES

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

JOHN WILEY & SONS, INC. — ANNUAL MEETING, SEPTEMBER 15, 2005

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-860-0384 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/jws and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy John Wiley & Sons, Inc.
CLASS A SHARES		Please mark as indicated in this example

		For	Withhold All	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed below, except as marked to the contrary.				2.	Proposal to ratify the appointment of KPMG LLP as independent accountants.

	(01) Kim Jones (02) John L. Marion, Jr. (03) Raymond W. McDaniel, Jr				Mark here if you plan to attend the meeting

					The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposal 2 listed above.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

     The Proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposal 2.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

Please be sure to date and sign this instruction card in the box below.	Date

Sign above

* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., September 15, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., September 15, 2005: 1-866-860-0384	Vote by Internet anytime prior to 3 a.m., September 15, 2005 go to https://www.proxyvotenow.com/jws

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

Appendix II

PROXY/ VOTING INSTRUCTION CARD
JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Josephine Bacchi as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 15, 2005, 9:30 A.M., Eastern Daylight Savings Time.

CLASS B SHARES

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

JOHN WILEY & SONS, INC. — ANNUAL MEETING, SEPTEMBER 15, 2005

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-860-0384 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/jws and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy John Wiley & Sons, Inc.
CLASS B SHARES		Please mark as indicated in this example

		For	Withhold All	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed below, except as marked to the contrary.				2.	Proposal to ratify the appointment of KPMG LLP as independent accountants

	(01) Warren J. Baker (03) William J. Pesce (05) Bradford Wiley II	(02) Matthew S. Kissner (04) William B. Plummer (06) Peter Booth Wiley			Mark here if you plan to attend the meeting
					The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposal 2 listed above.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

     The Proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposal 2.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

Please be sure to date and sign this instruction card in the box below.	Date

Sign above

* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., September 15, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., September 15, 2005: 1-866-860-0384	Vote by Internet anytime prior to 3 a.m., September 15, 2005 go to https://www.proxyvotenow.com/jws

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

Appendix III

PROXY/ VOTING INSTRUCTION CARD
JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Josephine Bacchi as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 15, 2005, 9:30 A.M., Eastern Daylight Savings Time.

401K

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

JOHN WILEY & SONS, INC. — ANNUAL MEETING, SEPTEMBER 15, 2005

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-860-0384 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/jws and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy John Wiley & Sons, Inc.
401 K		Please mark as indicated in this example

		For	Withhold All	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed below, except as marked to the contrary.				2.	Proposal to ratify the appointment of KPMG LLP as independent accountants.

	(01) Kim Jones (02) John L. Marion, Jr. (03) Raymond W. McDaniel, Jr				Mark here if you plan to attend the meeting
					The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposal 2.

     The Proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the John Wiley & Sons, Inc. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 5 p.m. Eastern on September 12, 2005, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

Please be sure to date and sign this instruction card in the box below.	Date
Sign above

* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., September 15, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., September 15, 2005: 1-866-860-0384	Vote by Internet anytime prior to 3 a.m., September 15, 2005 go to https://www.proxyvotenow.com/jws

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

Appendix IV

PROXY/VOTING INSTRUCTION CARD
JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Josephine Bacchi as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 15, 2005, 9:30 A.M., Eastern Daylight Savings Time.

EMPLOYEE STOCK PURCHASE PLAN

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

JOHN  WILEY & SONS, INC. — ANNUAL MEETING, SEPTEMBER 15, 2005

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-860-0384 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/jws and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy John Wiley & Sons,Inc.
Employee Stock Purchase Plan	Please mark as indicated in this example

		For	Withhold All	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed below, except as marked to the contrary.				2.	Proposal to ratify the appointment of KPMG LLP an independent accountants.

	(01) Kim Jones (02) John L. Marion, Jr. (03) Raymond W. McDaniel, Jr.				Mark here if you plan to attend the meeting

					The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposal 2 listed above.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

          The Proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposal 2.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

Please be sure to date and sign this instruction card in the box below.	Date

Sign above

* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., September 15, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., September 15, 2005:	anytime prior to 3 a.m., September 15, 2005 go to
1-866-860-0384	https://www.proxyvotenow.com/jws

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

Appendix V

PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY JOHN WILEY & SONS, INC.

					For	With- hold	For All Except
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF JOHN WILEY & SONS, INC.	C L A S S A S H A R E S	1.	The election as directors of all nominees listed below, except as marked to the contrary:

ANNUAL MEETING OF SHAREHOLDERS—SEPTEMBER 15, 2005			Kim Jones	John L. Marion, Jr.	Raymond W. McDaniel, Jr.

          The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Josephine Bacchi as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 15, 2005, 9:30 A.M., Eastern Daylight Savings Time.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee(s)’ name(s) in the space provided below.

					For	Against	Abstain
		2.	Proposal to ratify the appointment of KPMG LLP as independent accountants.

Mark here if you plan to attend the meeting

The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposal 2 listed above.

           The Proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposal 2.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.
JOHN WILEY & SONS, INC.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Appendix VI

REVOCABLE PROXY JOHN WILEY & SONS, INC.
PLEASE MARK VOTES AS IN THIS EXAMPLE					For	With- hold	For All Except
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF JOHN WILEY & SONS, INC.			1.	The election as directors of all nominees listed below, except as marked to the contrary:

C L A S S B S H A R E S
ANNUAL MEETING OF SHAREHOLDERS—SEPTEMBER 15, 2005				Warren J. Baker, Matthew S. Kissner, William J. Pesce,

The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Josephine Bacchi as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 15, 2005, 9:30 A.M., Eastern Daylight Savings Time.

William B. Plummer, Bradford Wiley II and Peter Booth Wiley

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee(s)’ name(s) in the space provided below.

					For	Against	Abstain
			2.	Proposal to ratify the appointment of KPMG LLP as independent accountants.

Mark here if you plan to attend the meeting

The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposal 2 listed above.

         The Proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposal 2.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

JOHN WILEY & SONS, INC.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.